Exhibit 99.1
LIMELIGHT NETWORKS, INC.
MATT HALE AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     This AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated July 9, 2008 (the “Agreement”) amends and restates in its entirety the Employment Agreement entered into as of November 22, 2006 (the “Signing Date”), by and between Limelight Networks, Inc. (the “Company”) and Matt Hale (“Executive”).
     1. Duties and Scope of Employment.
          (a) Positions and Duties. Executive shall be the Company’s Chief Financial Officer and will report to the Company’s Board of Directors (the “Board”). Executive will render such business and professional services in the performance of his duties, consistent with Executive’s position within the Company, as will reasonably be assigned to him by the Board. The period Executive is employed by the Company under this Agreement is referred to herein as the “Employment Term.”
          (b) Obligations. During the Employment Term, Executive, except as provided in this Agreement, will devote Executive’s full business efforts and time to the Company and will use good faith efforts to discharge Executive’s obligations under this Agreement to the best of Executive’s ability and in accordance with each of the Company’s written corporate guidance and ethics guidelines, conflict of interests policies and code of conduct as the Company may adopt from time to time. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without the prior approval of the Board (which approval will not be unreasonably withheld); provided, however, that Executive may, without the approval of the Board, serve in any capacity with any civic, educational, professional, industry or charitable organization, provided such services do not interfere with Executive’s obligations to Company. Executive hereby represents, warrants and covenants to the Company that as of the Effective Time, Executive will not be a party to any contract, understanding, agreement or policy, written or otherwise, that will be breached by Executive’s entering into, or performing services under, this Agreement.
          (c) Other Entities. Executive agrees to serve if appointed, without additional compensation, as an officer and director for each of the Company’s subsidiaries, partnerships, joint ventures, limited liability companies and other affiliates, including entities in which the Company has a significant investment as determined by the Company. As used in this Agreement, the term “affiliates” will mean any entity controlled by, controlling, or under common control of the Company.
     2. At-Will Employment. Executive and the Company anticipate that Executive shall terminate his employment as of December 31, 2008; provided, however, that Executive and the Company agree that Executive’s employment with the Company is and will continue to constitute “at-will” employment. Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive. However, as described in this Agreement, Executive may be entitled to severance benefits depending upon the circumstances of Executive’s termination of employment.
     3. Compensation.
          (a) Base Salary. The Company will pay Executive an annual salary of $275,000 as compensation for his services (such annual salary, as is then effective, to be referred to herein as “Base Salary.” The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and will be subject to the usual, required withholdings.
          (b) RESERVED
          (c) Annual Incentive. Executive will be eligible to receive annual cash incentives payable for the achievement of performance goals established by the Board or by the Compensation Committee of the Board (the “Committee”). During calendar year 2008, Executive’s target annual incentive (“Target Annual Incentive”) will be $100,000. The actual earned annual cash incentive, if any, payable to Executive for any performance period will depend upon the extent to which the applicable performance goal(s) specified by the Committee are achieved.
          (d) RESERVED
          (e) RESERVED
          (f) Equity Awards.
               (i) On December 1, 2006, the Company granted to Executive 345,000 shares of restricted Common Stock (the “Stock Grant”) of the Company under the Company’s Amended and Restated 2003 Incentive Compensation Plan (the “Plan”). One-fourth (1/4th) of the total number of shares of Common Stock subject to the Stock Grant vested on December 1, 2007, and an additional one forty-eighth (1/48th) of the total number of shares of Common Stock subject to the Stock Grant vests on the first day of each calendar month thereafter, provided that the Continuous Service (as such term is defined in the Plan) of Executive continues through and on each such date. The Stock Grant is subject to the Plan and the terms and conditions of a restricted stock purchase agreement between Executive and the Company.
               (ii) On December 1, 2006, the Company issued to Executive an option to purchase 105,000 shares of Common Stock (the “Stock Option”) of the Company at an exercise price of $6.67 per share under the terms of the Plan. One-fourth (1/4th) of the total number of shares of Common Stock subject to the Stock Option vested and became exercisable on December 1, 2007, and an additional one forty-eighth (1/48th) of the total number of shares of Common Stock subject to the Stock Option vests and becomes exercisable on the first day of each calendar month thereafter, provided that the Continuous Service (as such term is defined in the Plan) of Executive continues through and on each such date. The Stock Option is subject to the Plan and the terms and conditions of a stock option agreement between Executive and the Company.

               (iii) In the event that the Company consummates a Change of Control transaction, 50% (subject to the following sentence) of Executive’s then outstanding unvested equity awards will vest.
     4. Employee Benefits.
          (a) Generally. Executive will be eligible to participate in accordance with the terms of all Company employee benefit plans, policies and arrangements that are applicable to other executive officers of the Company, as such plans, policies and arrangements may exist from time to time.
          (b) Vacation. Executive will be entitled to receive paid annual vacation in accordance with Company policy for other senior executive officers, but with vacation accrual of not less than four (4) weeks per year.
     5. Expenses. The Company will reimburse Executive for reasonable travel, entertainment and other expenses incurred by Executive in the furtherance of the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time
     6. RESERVED
     7. Termination of Employment. In the event Executive’s employment with the Company terminates for any reason, Executive will be entitled to any (a) unpaid Base Salary accrued up to the effective date of termination; (b) unpaid Annual Bonus accrued up to the effective date of termination; (c) unpaid, but earned and accrued annual incentive for any completed fiscal year as of his termination of employment; (d) pay for accrued but unused vacation; (e) benefits or compensation as provided under the terms of any employee benefit and compensation agreements or plans applicable to Executive; (f) unreimbursed business expenses required to be reimbursed to Executive; and (g) rights to indemnification Executive may have under the Company’s Certificate of Incorporation, Bylaws, this Agreement, and/or separate indemnification agreement, as applicable. In the event Executive’s employment with the Company terminates for any reason (other than Cause), Executive will be entitled to exercise any outstanding stock options for at least twenty-four (24) months after the later of such termination of employment or the date upon which Executive ceases to provide any other services to the Company or any of its affiliates, whether as a director, independent contractor or otherwise, but in no event later than the applicable scheduled expiration date of such award (in the absence of any termination of employment) as set forth in the award agreement. For purposes of clarity, the term “expiration date” shall be the scheduled expiration of the option agreement and not the period that Executive shall be entitled to exercise such option. In addition, if the termination is by the Company without Cause or Executive resigns for Good Reason, Executive will be entitled to the amounts and benefits specified in Section 8.
     8. Severance.
          (a) Termination Without Cause or Resignation for Good Reason other than in Connection with a Change of Control. If Executive’s employment is terminated by the Company without Cause or if Executive resigns for Good Reason, and such termination is not in Connection with a Change of Control, then, subject to Section 9, Executive will receive:
               (i) continued payment of Executive’s Base Salary (subject to applicable tax withholdings) for (i) the period from the date of termination to December 31, 2008, if any, and (ii) twelve (12) months thereafter, such amounts to be paid in accordance with the Company’s normal payroll policies;
               (ii) the current year’s Target Annual Incentive based upon the Company’s achievement of performance targets set forth in the current year’s Management Bonus Plan, but in no event less than the current year’s Target Annual Incentive prorated to the date of termination, such prorated amount calculated by multiplying the current year Target Annual Incentive by a fraction the numerator of which is equal to the number of days between the start of the year and the date of termination and the denominator of which is 365, such amounts to be paid at the same time as similar bonus payments are made to the Company’s other executive officers;
               (iii) the retention bonus of $45,000;
               (iv) reimbursement for premiums paid for continued health benefits for Executive (and any eligible dependents) under the Company’s health plans until the earlier of (A) twelve (12) months, payable when such premiums are due (provided Executive validly elects to continue coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”)), or (B) the date upon which Executive and Executive’s eligible dependents become covered under similar plans;
               (v) if Executive’s employment terminates prior to December 31, 2008, then that number of shares subject to Executive’s Stock Option and that number of Stock Grant shares that would have vested if Executive remained employed until December 31, 2008, shall immediately vest;
               (vi) fifty percent (50%) of the unvested shares subject to Executive’s Stock Option shall vest and fifty percent (50%) of the Stock Grant shares which remain subject to a repurchase right in favor of the Company shall be released from the Company’s repurchase right;
               (vii) if the Company is successful in closing its financial books for the month of November 2008 within 10 business days of the end of that month, regardless whether Executive is still an active employee at that time, an additional twenty-five percent (25%) of the unvested shares subject to Executive’s Stock Option shall vest and an additional twenty-five percent (25%) of the Stock Grant shares which remain subject to a repurchase right in favor of the Company shall be released from the Company’s repurchase right; and
               (viii) any additional vesting of Executive’s Stock Option and release of any remaining repurchase right with respect to the Stock Grant shares shall be in the sole discretion of the Compensation Committee of the Company.
          (b) Termination Without Cause or Resignation for Good Reason in Connection with a Change of Control. If Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason, and the termination is in Connection with a Change of Control, then, subject to Section 9, Executive will receive: (i) continued payment of Executive’s Base Salary for the year in which the termination occurs (subject to applicable tax withholdings), for twelve (12) months, such amounts to be paid in accordance with the Company’s normal payroll policies; (ii) the payment in an amount equal to 100% of Executive’s Target Annual Incentive for the year in which the termination occurs (subject to applicable tax withholdings), such amounts to be paid in accordance with the Company’s normal payroll policies over the course of twelve (12) months; (iv) 100% (subject to the following sentence) of Executive’s then outstanding unvested equity awards will vest, and (v) reimbursement for premiums paid for continued health benefits for Executive (and any eligible dependents) under the Company’s health plans until the earlier of (A) twelve (12) months, payable when such premiums are due (provided Executive validly elects to continue coverage under COBRA), or (B) the date upon which Executive and Executive’s eligible dependents become covered under similar plans. Notwithstanding the previous sentence to the contrary, if the Acquisition Bonus pursuant to paragraph 3(e) shall become due and payable, then no acceleration of vesting shall occur pursuant to this paragraph 8(b).
          (c) Voluntary Termination Without Good Reason or Termination for Cause. If Executive’s employment is terminated voluntarily (excluding a termination for Good Reason), is terminated for Cause by the Company, then, except as provided in Section 3(f)(i) or Section 7, (i) all further vesting of Executive’s outstanding equity awards will terminate immediately; (ii) all payments of compensation by the Company to Executive hereunder will terminate immediately, and (iii) Executive will be eligible for severance benefits only in accordance with the Company’s then established plans. It is hereby agreed that Executive’s termination as of December 31, 2008 shall be treated as a “Termination Without Cause or Resignation for Good Reason other than in Connection with a Change of Control” pursuant to Section 8(a) above. In the event that Executive’s employment is terminated due to death or Disability, twenty-five percent (25%) of Executive’s then unvested equity awards shall vest.
     9. Conditions to Receipt of Severance: No Duty to Mitigate.
          (a) Separation Agreement and Release of Claims. The receipt of any severance or other benefits pursuant to Section 8 will be subject to Executive signing and not revoking a separation agreement and release of claims in the form attached hereto as Exhibit A. No severance or other benefits pursuant to Section 8 will be paid or provided until the separation agreement and release agreement becomes effective.
          (b) Non-solicitation and Non-competition. The receipt of any severance or other benefits pursuant to Section 8 will be subject to Executive agreeing that during the Employment Term and for twenty-four (24) months thereafter, Executive will not (i) solicit any employee of the Company (other than Executive’s personal assistant) for employment other than at the Company, or (ii) directly or indirectly engage in, have any ownership interest in or participate in any entity that as of the date of termination competes with the Company in any substantial business of the Company or any business reasonably expected to become a substantial business of the Company. If Executive violates this Section 9(b), the Company’s sole form of recourse will be to terminate any future payments or benefits owed to Executive pursuant to Section 8 of this Agreement. Executive’s passive ownership of not more than 1% of any publicly traded company and/or 5% ownership of any privately held company will not constitute a breach of this Section 9(b). Public solicitation, such as by taking out ads in a newspaper, advertising on the web and the like, not specifically aimed at employees of the Company, will not constitute a breach of this Section 9(b).
          (c) Nondisparagement. During the Employment Term and Continuance Period, Executive and the Company in its official communications will not knowingly and materially disparage, criticize, or otherwise make any derogatory statements regarding the other. The Company will instruct its officers and directors to not knowingly and materially disparage, criticize, or otherwise make any derogatory statements regarding Executive. Notwithstanding the foregoing, nothing contained in this agreement will be deemed to restrict Executive, the Company or any of the Company’s current or former officers and/or directors from providing factual information to any governmental or regulatory agency (or in any way limit the content of any such information) to the extent they are requested or required to provide such information pursuant to applicable law or regulation.
          (d) Other Requirements. Executive’s receipt of continued severance payments pursuant to Section 8 will be subject to Executive continuing to comply with the terms of the Confidential Information Agreement and the provisions of this Section 9.
          (e) No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment.
     10. Excise Tax. In the event that the benefits provided for in this Agreement constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and will be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Executive’s severance benefits payable under the terms of this Agreement will be, at Executive’s option, either (a) delivered in full, or (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits.
     11. Definitions.
          (a) Cause. For purposes of this Agreement, “Cause” will mean:
               (i) Acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Executive with respect to Executive’s obligations under this Agreement or otherwise relating to the business of Company;
               (ii) Any act of personal dishonesty taken by Executive in connection with his responsibilities as an employee of the Company with the intention or reasonable expectation that such action may result in the substantial personal enrichment of Executive;

               (iii) Executive’s conviction of, or plea of nolo contendere to, a felony that the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business;
               (iv) A breach of any fiduciary duty owed to the Company by Executive that has a material detrimental effect on the Company’s reputation or business;
               (v) Executive being found liable in any Securities and Exchange Commission or other civil or criminal securities law action or entering any cease and desist order with respect to such action (regardless of whether or not Executive admits or denies liability);
               (vi) Executive (A) obstructing or impeding; (B) endeavoring to obstruct, impede or improperly influence, or (C) failing to materially cooperate with, any investigation authorized by the Board or any governmental or self-regulatory entity (an “Investigation”). However, Executive’s failure to waive attorney-client privilege relating to communications with Executive’s own attorney in connection with an Investigation will not constitute “Cause”;
               (vii) Executive’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity contemplated by this Agreement or Executive’s loss of any governmental or self-regulatory license that is reasonably necessary for Executive to perform his responsibilities to the Company under this Agreement, if (A) the disqualification, bar or loss continues for more than thirty (30) days, and (B) during that period the Company uses its good faith efforts to cause the disqualification or bar to be lifted or the license replaced. While any disqualification, bar or loss continues during Executive’s employment, Executive will serve in the capacity contemplated by this Agreement to whatever extent legally permissible and, if Executive’s employment is not permissible, Executive will be placed on leave (which will be paid to the extent legally permissible);
               (viii) Executive’s failure to relocate to the Phoenix area within nine (9) months of the Effective Date.
          (b) Change of Control. For purposes of this Agreement, “Change of Control” will mean the occurrence of any of the following events:
               (i) The consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;
               (ii) The approval by the stockholders of the Company, or if stockholder approval is not required, approval by the Board, of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;

               (iii) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Goldman Sachs and its related funds and entities, becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities.
          (c) Continuance Period. For purposes of this Agreement, “Continuance Period” will mean the period of time beginning on the date of the termination of Executive’s employment and ending on the date on which Executive is no longer receiving Base Salary payments under Section 8.
          (d) Disability. For purposes of this Agreement, “Disability” will mean Executive’s absence from his responsibilities with the Company on a full-time basis for 120 calendar days in any consecutive twelve (12) month period as a result of Executive’s mental or physical illness or injury.
          (e) Good Reason. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following, without Executive’s express written consent:
               (i) An adverse change in Executive’s title or reporting relationship, or a significant reduction of Executive’s duties, position, or responsibilities, relative to Executive’s duties, position, or responsibilities in effect immediately prior to such reduction;
               (ii) A material reduction in the kind or level of employee benefits to which Executive is entitled immediately prior to such reduction with the result that Executive’s overall benefits package is significantly reduced. Notwithstanding the foregoing, a one-time reduction that also is applied to substantially all other executive officers of the Company and that reduces the level of employee benefits by a percentage reduction of 10% or less will not constitute “Good Reason”;
               (iii) A reduction in Executive’s Base Salary or Target Annual Incentive as in effect immediately prior to such reduction. Notwithstanding the foregoing, a one-time reduction that also is applied to substantially all other executive officers of the Company and which one-time reduction reduces the Base Salary or Target Annual Incentive by a percentage reduction of 10% or less in the aggregate will not constitute “Good Reason”;
               (iv) The relocation of Executive to a facility or location more than twenty- five (25) miles from the location of the Company’s executive offices as of the Effective Date;
               (v) Any material breach by the Company of any material contractual obligation owed Executive which breach is not remedied within thirty (30) days of written notice; or
               (vi) The failure of the Company to obtain the assumption of this Agreement by a successor.
     It being understood that the entry into this Agreement and the execution of the terms herein shall not be deemed to constitute Good Reason.

          (f) In Connection with a Change of Control. For purposes of this Agreement, a termination of Executive’s employment with the Company is “in Connection with a Change of Control” if Executive’s employment is terminated within three (3) months prior the execution of an agreement that results in a Change of Control or twelve (12) months following a Change of Control.
     12. Indemnification. Subject to applicable law, Executive will be provided indemnification to the maximum extent permitted by the Company’s Certificate of Incorporation or Bylaws, including, if applicable, any directors and officers insurance policies, with such indemnification to be on terms determined by the Board or any of its committees, but on terms no less favorable than provided to any other Company executive officer or director and subject to the terms of any separate written indemnification agreement.
     13. Confidential Information. Executive has executed a form of Employment, Confidential Information and Invention Assignment Agreement (the “Confidential Information Agreement”). In the event of any inconsistency between the terms of this Agreement and the terms of the Confidential Information Agreement, this Agreement will prevail.
     14. Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive’s death, and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance, or other disposition of Executive’s right to compensation or other benefits will be null and void. This Section 14 will in no way prevent Executive from transferring any vested property he owns.
     15. Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally; (b) one (1) day after being sent overnight by a well-established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:
     If to the Company:
2220 W 14th Street
Tempe, Arizona 85281
     If to Executive:
     at the last residential address known by the Company.

     16. Severability. If any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision.
     17. Arbitration. The parties agree that any and all disputes arising out of the terms of this Agreement, Executive’s employment by the Company, Executive’s service as an officer or director of the Company, or Executive’s compensation and benefits, their interpretation and any of the matters herein released, will be subject to binding arbitration. In the event of a dispute, the parties (or their legal representatives) will promptly confer to select a single Arbitrator mutually acceptable to both parties. If the parties cannot agree on an Arbitrator, then the moving party may file a Demand for Arbitration with the American Arbitration Association (“AAA”) in Phoenix, Arizona, who will be selected and appointed consistent with the AAA-Employment Dispute Resolution Rules. Any arbitration will be conducted in a manner consistent with AAA National Rules for the Resolution of Employment Disputes. The Parties further agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Executive’s obligations under this Agreement and the Confidential Information Agreement.
     18. Integration. This Agreement, together with the Confidential Information Agreement and the forms of equity award agreements that describe Executive’s outstanding equity awards, represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in a writing and signed by duly authorized representatives of the parties hereto. In entering into this Agreement, no party has relied on or made any representation, warranty, inducement, promise, or understanding that is not in this Agreement. To the extent that any provisions of this Agreement conflict with those of any other agreement to be signed upon Executive’s hire, the terms in this Agreement will prevail.
     19. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.
     20. Survival. The Confidential Information Agreement and the Company’s and Executive’s responsibilities under Sections 7, 8, 9 and 12 will survive the termination of this Agreement.
     21. Headings. All captions and Section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.
     22. Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

     23. Governing Law. This Agreement will be governed by the laws of the state of Arizona without regard to its conflict of laws provisions.
     24. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.
     25. Code Section 409A. Notwithstanding anything to the contrary in this Agreement, if the Company reasonably determines that Section 409A of the Code will result in the imposition of additional tax related to a payment of any severance or other benefits otherwise due to Executive on or within the six (6) month period following Executive’s termination or separation from service (as defined pursuant to said Section 409A), the severance benefits will accrue during such six (6) month period and will become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s termination or separation from service, as the case may be. All subsequent payments, if any, will be payable as provided in this Agreement. The Company and Executive agree to work together in good faith to consider amendments to this Agreement necessary or appropriate to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A of the Code and any temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder.
     26. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the day and year written below.
COMPANY:
LIMELIGHT NETWORKS, INC.

/s/ Philip Maynard	Date: July 9, 2008

Philip Maynard, Senior Vice President, Chief Legal Officer and Secretary

EXECUTIVE:

/s/ Matt Hale	Date: July 9, 2008

Matt Hale
[SIGNATURE PAGE TO HALE AMENDED AND RESTATED
EMPLOYMENT AGREEMENT]

EXHIBIT A
Form of Separation Agreement and Release

SEPARATION AGREEMENT AND RELEASE
     This Separation Agreement and Release (“Agreement”) is made by and between Matt Hale (“Employee”) and Limelight Networks, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).
RECITALS
     WHEREAS, Employee was employed by the Company as its Chief Financial Officer;
     WHEREAS, Employee entered into an Employment Agreement with the Company on November 22, 2006;
     WHEREAS, Employee entered into an Amended and Restated Employment Agreement with the Company on July ___, 2008 (the “Employment Agreement”);
     WHEREAS, Employee entered into an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Confidentiality Agreement”) with the Company on November 22, 2006, which agreement was attached as Exhibit A to the Employment Agreement;
     WHEREAS, the Company and Employee have entered into (i) a Stock Option Agreement, dated December 1, 2006, granting Employee the option to purchase 105,000 shares of the Company’s common stock at an exercise price of $6.67 per share (the “Stock Option”) and (ii) a Restricted Stock Purchase Agreement, dated December 1, 2006, granting Employee 345,000 shares of the Company’s common stock (the “Stock Grant”), each subject to the terms and conditions of the Company’s Amended and Restated 2003 Incentive Compensation Plan (collectively the “Stock Agreements”);
     WHEREAS, the Company terminated Employee’s employment with the Company effective                      (the “Termination Date”); and

     WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;
     NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:
COVENANTS
     1. Consideration. The Company shall pay Employee the consideration and benefits to be paid to Employee under the Employment Agreement in the event of a termination without cause (or without cause in connection with a change of control as the case may be), and in particular those items set forth in sections 7 and 8 of the Employment Agreement.
     2. Stock. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Employee is entitled to (i) purchase from the Company pursuant to the Stock Option and (ii) retain pursuant to Stock Grant without a further right of repurchase by the Company, in each case after taking into account Executive’s employment agreement, Employee will be considered to have vested in accordance with the terms of Section 8 of the Employment Agreement. Below is a comprehensive list of all equity awards and the extent of vesting as of the Termination Date:
a.	December 1, 2006 Restricted Stock Grant: shares vested. The Company hereby exercises its right of repurchase with respect to shares and shall tender payment herewith for the repurchase of such shares.

b.	December 1, 2006 Stock Option Grant: shares vested.
     Pursuant to the terms of the Employment Agreement, such stock options shall be exercisable until                     , 2010 [24 months following the Termination Date], subject to the remaining terms of the Company’s Stock Plan.
     3. Benefits. Employee’s health insurance benefits shall cease on [the last day of the month in which the Termination Date occurs], subject to Employee’s right to continue his health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Termination Date.
     4. Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.
     5. Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:
          a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;
               b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
          c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

          d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; the Uniformed Services Employment and Reemployment Rights Act; the Arizona Civil Rights Act, and the Arizona Equal Protection Act, except as prohibited by law;
          e. any and all claims for violation of the federal or any state constitution;
          f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
          g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
          h. any and all claims for attorneys’ fees and costs.
     Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not limited to Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission or comparable state agency against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company).
     6. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled.

Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.
     7. Unknown Claims. Employee acknowledges that he has been advised to consult with legal counsel and that he is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the releasee. Employee, being aware of said principle, agrees to expressly waive any rights he may have to that effect, as well as under any other statute or common law principles of similar effect.
     8. No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
     9. Confidentiality. Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s undersigned counsel, and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that he will not publicize, directly or indirectly, any Separation Information.
     10. Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Employee’s signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company.

     11. No Cooperation. Employee agrees not to act in any manner that might damage the business of the Company. Employee further agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.
     12. Mutual Non-Disparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company also agrees to refrain from any disparaging statements about Employee. Employee understands that the Company’s obligations under this Paragraph extend only to the Company’s current executive officers and members of its Board of Directors and only for so long as each officer or member is an employee or Director of the Company. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment.
     13. Breach. Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement, except as provided by law. Except as provided by law, Employee shall also be responsible to the Company for all costs, attorneys’ fees, and any and all damages incurred by the Company in (a) enforcing Employee’s obligations under this Agreement or the Confidentiality Agreement, including the bringing of any action to recover the consideration, and (b) defending against a claim or suit brought or pursued by Employee in violation of the terms of this Agreement.
     14. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
     15. Non-Solicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company.

     16. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
     17. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN MARICOPA COUNTY, ARIZONA BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH ARIZONA LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL ARIZONA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH ARIZONA LAW, ARIZONA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.
     18. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on his behalf under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or the Company’s failure to withhold, or Employee’s delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
     19. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
     20. No Representations. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
     21. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
     22. Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
     23. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement, the Stock Agreements, and Paragraph 9 of the Employment Agreement.
     24. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

     25. Governing Law. This Agreement shall be governed by the laws of the State of Arizona, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of Arizona.
     26. Effective Date. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).
     27. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
     28. Voluntary Execution of Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Employee acknowledges that:
(a)	he has read this Agreement;

(b)	he has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)	he understands the terms and consequences of this Agreement and of the releases it contains; and

(d)	he is fully aware of the legal and binding effect of this Agreement.
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     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Matt Hale, an individual

Dated:

Matt Hale

Limelight Networks, Inc.

Dated:	By

Name:
Title: